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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  November 16, 1999


                               Inamed Corporation
               (Exact Name of Registrant as Specified in Charter)


        Delaware                        001-09741               59-0920629
(State or Other Juris-               (Commission File          (IRS Employer
diction of Incorporation)                Number)             Identification No.)


5540 Ekwill Street - Suite D, Santa Barbara, California          93111-2919
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number:   (805) 692-5400


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

         On November 16, 1999, Inamed Corporation (the "Company") and U.S. Stock Transfer Corporation, as Rights Agent (the "Rights Agent") enter into an Amended and Restated Rights Agreement (the "Amended and Restated Rights Agreement") between the Company and the Rights Agent. The Amended and Restated Rights Agreement provides for the substitution of one one-thousandth of a share of Series A Junior Participating Preferred Stock (the "Preferred Stock") for each share of common stock issuable upon the exercise of rights. Each one one-thousandth of a share of the Preferred Stock is designed to have a value approximately equal to, and rights similar to, one share of common stock.

         This summary description of the Amended and Restated Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights Agreement which is attached hereto as Exhibit
4.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable

(b)      Not applicable

(c)      Exhibits:

Exhibit           Description

4.1 Amended and Restated Rights Agreement, dated as of November 16, 1999, between Inamed Corporation and U.S. Stock Transfer Corporation, as Rights Agent.

10.1 Employment Agreement, dated January 23, 1998, by and between Richard G. Babbitt and Inamed Corporation and other related agreements.

10.2 Employment Agreement, dated January 22, 1998, by and between Ilan K. Reich and Inamed Corporation and other related agreements.

10.3              Form of Warrant for Senior Executive Officers.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INAMED CORPORATION


Date:  November 19, 1999                    By: /s/ Ilan K. Reich
                                                --------------------------------
                                                Name:  Ilan K. Reich
                                                Title: President


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                                  EXHIBIT INDEX

The following exhibits are filed herewith.

Exhibit           Description

4.1 Amended and Restated Rights Agreement, dated as of November 16, 1999, between Inamed Corporation and U.S. Stock Transfer Corporation, as Rights Agent.

10.1 Employment Agreement, dated January 23, 1998, by and between Richard G. Babbitt and Inamed Corporation and other related agreements.

10.2 Employment Agreement, dated January 22, 1998, by and between Ilan K. Reich and Inamed Corporation and other related agreements.

10.3              Form of Warrant for Senior Executive Officers.


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